Exhibit 99.1

Press Release

Contacts:	MEDIA:	ANALYSTS:
	Kevin Heine	Andy Clark
	(212) 635-1590	(212) 635-1803

BNY MELLON REPORTS FIRST QUARTER LOSS OF $0.23 PER COMMON SHARE

EPS OF $0.50 EXCLUDING THE PREVIOUSLY ANNOUNCED CHARGE RELATED TO THE DISALLOWANCE OF CERTAIN TAX CREDITS (a)

INVESTMENT MANAGEMENT AND PERFORMANCE FEES UP 10% YEAR-OVER-YEAR

•	Assets under management up 9% year-over-year

•	Record net long-term inflows of $40 billion in 1Q13

ASSET SERVICING FEES UP 3% YEAR-OVER-YEAR

AS PREVIOUSLY ANNOUNCED, BOARD APPROVED A COMMON STOCK DIVIDEND INCREASE OF 15% AND THE REPURCHASE OF UP TO $1.35 BILLION OF COMMON STOCK

NEW YORK, April 17, 2013 – The Bank of New York Mellon Corporation (“BNY Mellon”) (NYSE:BK) today reported a first quarter net loss applicable to common shareholders of $266 million, or $0.23 per diluted common share, which included a previously announced charge of $854 million, or $0.73 per common share, related to the U.S. Tax Court’s disallowance of certain foreign tax credits. Excluding this charge, net income applicable to common shareholders was $588 million and earnings per diluted common share was $0.50. This compares with income of $619 million, or $0.52 per diluted common share, in the first quarter of 2012 and income of $622 million, or $0.53 per diluted common share, in the fourth quarter of 2012.

“We remain focused on our key priorities: investing in our businesses to drive organic growth and sustainable shareholder value; controlling discretionary expenses; maintaining a strong balance sheet and returning capital to shareholders,” said Gerald L. Hassell, chairman and chief executive officer of BNY Mellon.

“We are pleased to report our fourteenth consecutive quarter of net long-term asset management flows, and continued growth in investment services fees,” added Mr. Hassell. “Investments in our Investment Management, Global Collateral Services and Global Markets businesses have positioned us well for future growth, and we remain on track to deliver the savings from our operational excellence initiatives.”

“Finally, the earnings power and strength of our business model allowed us to announce a capital plan that includes share repurchases of up to $1.35 billion, a 16% increase from the prior year’s board authorization, and a 15% increase in the quarterly dividend to 15 cents per share beginning in the second quarter,” concluded Mr. Hassell.

(a)	See “Supplemental information – Explanation of Non-GAAP financial measures” on page 10 for a GAAP to Non-GAAP reconciliation.

First Quarter Results – Sequential growth rates are unannualized. Please refer to the Quarterly Earnings Review for a detailed review of our businesses.

Total revenue

Reconciliation of total revenue					1Q13 vs.
(dollars in millions)		1Q13	4Q12	1Q12	1Q12	4Q12
Fee and other revenue		$2,844	$2,850	$2,838	—%	—%
Income from consolidated investment management funds		50	42	43
Net interest revenue		719	725	765
Total revenue – GAAP		3,613	3,617	3,646	(1)	—
Less:	Net income attributable to noncontrolling interests related to consolidated investment management funds	16	11	11
Total revenue – Non-GAAP		$3,597	$3,606	$3,635	(1)%	—%

•

Assets under custody and/or administration (“AUC/A”) amounted to $26.3 trillion at March 31, 2013, an increase of 2% compared with the prior year and unchanged sequentially. The year-over-year increase was driven by net new business and improved market values, partially offset by the impact of changes in foreign currency rates. Sequentially, improved market values were offset by the impact of changes in foreign currency rates, while net new business was flat. Assets under management (“AUM”) amounted to a record $1.4 trillion at March 31, 2013, an increase of 9% compared with the prior year and 3% sequentially. Both increases primarily resulted from net new business and higher market values. Long-term inflows totaled a record $40 billion and short-term outflows totaled $13 billion for the first quarter of 2013. Long-term inflows benefited from liability-driven investments as well as equity and fixed income funds.

•

Investment services fees totaled $1.7 billion, an increase of 1% year-over-year and 4% sequentially. Both increases were primarily driven by higher asset servicing revenue as a result of increased activity with existing clients and improved market values. The year-over-year increase also reflects higher treasury and clearing services revenue, partially offset by lower issuer services and securities lending revenue. The sequential increase also reflects higher issuer and clearing services revenue.

•

Investment management and performance fees were $822 million, an increase of 10% year-over-year and a decrease of 4% sequentially. The year-over-year increase was impacted by the acquisition of the remaining 50% interest in Meriten Investment Management (“Meriten”). Excluding the Meriten acquisition, investment management and performance fees increased 9% year-over-year driven by higher market values, net new business and lower money market fee waivers. The sequential decrease reflects seasonally lower performance fees and higher money market fee waivers, partially offset by higher market values. Comparisons to both prior periods were negatively impacted by the stronger U.S. dollar.

•

Foreign exchange and other trading revenue totaled $161 million compared with $191 million in the first quarter of 2012 and $139 million in the fourth quarter of 2012. In the first quarter of 2013, foreign exchange revenue totaled $149 million, an increase of 10% year-over-year and 41% sequentially. The year-over-year increase primarily reflects higher volumes, partially offset by a decrease in volatility, while the sequential increase primarily reflects increased volatility and higher volumes. Other trading revenue was $12 million in the first quarter of 2013 compared with $55 million in first quarter of 2012 and $33 million in the fourth quarter of 2012. Other trading revenue was lower principally due to losses on interest rate hedges and lower fixed income and equity trading.

•

Investment and other income totaled $72 million compared with $139 million in the first quarter of 2012 and $116 million in the fourth quarter of 2012. Both decreases reflect lower leasing gains and lower foreign currency remeasurement. Additionally, the year-over-year decrease includes lower seed capital gains and the sequential decrease includes lower net gains on loans held for sale retained from a previously divested bank subsidiary.

•

Net interest revenue and the net interest margin (FTE) were $719 million and 1.11% compared with $765 million and 1.32% in the first quarter of 2012 and $725 million and 1.09% in the fourth quarter of 2012. The year-over-year decrease in net interest revenue was primarily driven by lower accretion, lower yields on the reinvestment of securities and the elimination of interest on European Central Bank deposits, partially offset by a change in the mix of earning assets and higher average interest-earning assets driven by higher deposit levels. The sequential decrease primarily reflects a lower number of days in the first quarter of 2013.

The decrease in net interest margin (FTE) compared with the first quarter of 2012 primarily reflects higher average interest-earning assets driven by higher deposits levels, lower reinvestment yields, lower accretion and the elimination of interest on European Central Bank deposits.

•

The net unrealized pre-tax gain on our total investment securities portfolio was $2.2 billion at March 31, 2013 compared with $2.4 billion at Dec. 31, 2012. The decrease in the net unrealized pre-tax gain was primarily driven by an increase in market interest rates and $48 million of net realized securities gains in the first quarter of 2013. The low rate environment creates the opportunity for us to realize gains as we rebalance and manage the duration risk of the investment securities portfolio. Gains realized on these sales should be considered along with net interest revenue when evaluating our overall results. In the first quarter of 2013, combined net interest revenue and net securities gains totaled $767 million, compared with $805 million in the first quarter of 2012 and $775 million in the fourth quarter of 2012.

The provision for credit losses was a credit of $24 million in the first quarter of 2013. Approximately half of the credit was driven by a broad improvement in the credit quality of the loan portfolio and half related to a reduction in our qualitative allowance. The provision for credit losses was $5 million in the first quarter of 2012 and a credit of $61 million in the fourth quarter of 2012.

Total noninterest expense

Reconciliation of noninterest expense					1Q13 vs.
(dollars in millions)		1Q13	4Q12	1Q12	1Q12	4Q12
Noninterest expense – GAAP		$2,828	$2,825	$2,756	3%	—%
Less:	Amortization of intangible assets	86	96	96
	M&I, litigation and restructuring charges	39	46	109
Total noninterest expense excluding amortization of intangible assets, M&I, litigation and restructuring charges – Non-GAAP		$2,703	$2,683	$2,551	6%	1%

•

Total noninterest expense increased 6% year-over-year and 1% sequentially excluding amortization of intangible assets, M&I, litigation and restructuring (Non-GAAP). Both increases were primarily driven by a provision for administrative errors in certain offshore tax-exempt funds and higher pension expense. The year-over-year increase also resulted from the cost of generating certain tax credits, higher software and net occupancy expense and the impact of the Meriten acquisition. The sequential increase also reflects higher incentive expense due to the acceleration of the vesting of long-term stock awards for retirement eligible employees, partially offset by lower professional, legal and other purchased services, as well as lower compensation expense and business development expenses.

The provision for income taxes totaled $1.0 billion and includes the $854 million charge related to the disallowance of certain foreign tax credits. Excluding this charge, the effective tax rate on an operating basis – Non-GAAP was 24% in the first quarter of 2013.

Capital ratios (a)	March 31, 2013 (b)		Dec. 31, 2012	March 31, 2012
Estimated Basel III Tier 1 common equity ratio – Non-GAAP (c)(d)	9.4%		9.8%	N/A
Basel I Tier 1 common equity to risk-weighted assets ratio – Non-GAAP (d)	12.2	(e)	13.5	13.9%
Basel I Tier 1 capital ratio	13.6	(e)	15.0	15.6
Basel I Total (Tier 1 plus Tier 2) capital ratio	14.7	(e)	16.3	17.5
Basel I leverage capital ratio	5.2		5.3	5.6
BNY Mellon shareholders’ equity to total assets ratio (d)	10.0		10.1	11.3
BNY Mellon common shareholders’ equity to total assets ratio (d)	9.7		9.9	11.3
Tangible BNY Mellon shareholders’ equity to tangible assets of operations ratio – Non-GAAP (d)	5.9		6.4	6.5

(a)	Includes full capital credit for certain capital instruments outstanding as of March 31, 2013 because implementing regulations with respect to the Collins amendment have not been adopted.
(b)	Preliminary.
(c)	The Federal Reserve’s Notices of Proposed Rulemaking (“NPRs”) require the Tier 1 common equity ratio to be the lower of the Standardized Approach or Advanced Approach. At March 31, 2013, this ratio was 9.4% under the Standardized Approach compared with 9.7% under the Advanced Approach. For all periods prepared under the NPRs prior to March 31, 2013, this ratio was higher under the Standardized Approach, and therefore was presented under the Advanced Approach. The estimated Basel III Tier 1 common equity ratio of 7.6% at March 31, 2012 was based on prior Basel III guidance and the proposed market risk rule.
(d)	See “Supplemental information – Explanation of Non-GAAP financial measures” beginning on page 10 for a calculation of these ratios.
(e)	In the first quarter of 2013, BNY Mellon was required to implement the Basel 2.5 – final market risk rule. Implementation of these rules resulted in an approximately 35-40 basis points decrease to the Basel I Tier 1 common equity to risk-weighted assets ratio, the Basel I Tier 1 capital ratio and the Basel I Total capital ratio.

N/A – Not applicable.

Dividends (common) – As previously disclosed on April 9, 2013, The Bank of New York Mellon Corporation announced a 15% increase in the quarterly common stock dividend, from $0.13 per share to $0.15 per share. This cash dividend is payable on May 7, 2013 to shareholders of record as of the close of business on April 29, 2013.

Dividends (preferred) – As previously disclosed on April 9, 2013, The Bank of New York Mellon Corporation also declared dividends for the dividend period ending in June 2013 of $1,022.22 per share on the Series A Noncumulative Perpetual Preferred Stock, liquidation preference $100,000 per share (the “Series A Preferred Stock”) (equivalent to approximately $10.22 per Normal Preferred Capital Security of Mellon Capital IV, referred to below, each representing 1/100th interest in a share of Series A Preferred Stock), and $1,300.00 per share on the Series C Noncumulative Perpetual Preferred Stock, liquidation preference $100,000 per share (the “Series C Preferred Stock”) (equivalent to approximately $0.33 per depositary share, each representing a 1/4,000th interest in a share of the Series C Preferred Stock), payable on June 20, 2013 to holders of record as of the close of business on June 5, 2013. All of the outstanding shares of the Series A Preferred Stock are owned by Mellon Capital IV, which will pass through the June dividend on the Series A Preferred Stock on a proportionate basis to the holders of record, as of the close of business on June 5, 2013, of its Normal Preferred Capital Securities. All of the outstanding shares of the Series C Preferred Stock are held by the depositary of the depositary shares, which will pass through the June dividend on the Series C Preferred Stock on a proportionate basis to the holders of record, as of the close of business on June 5, 2013, of the depositary shares.

BNY Mellon is a global investments company dedicated to helping its clients manage and service their financial assets throughout the investment lifecycle. Whether providing financial services for institutions, corporations or individual investors, BNY Mellon delivers informed investment management and investment services in 36 countries and more than 100 markets. As of March 31, 2013, BNY Mellon had $26.3 trillion in assets under custody and/or administration, and $1.4 trillion in assets under management. BNY Mellon can act as a single point of contact for clients looking to create, trade, hold, manage, service, distribute or restructure investments. BNY Mellon is the corporate brand of The Bank of New York Mellon Corporation. Additional information is available on www.bnymellon.com, or follow us on Twitter@BNYMellon.

Supplemental Financial Information

The Quarterly Earnings Review and Supplemental Financial Trends for The Bank of New York Mellon Corporation have been updated through March 31, 2013 and are available at www.bnymellon.com (Investor Relations - Financial Reports).

Conference Call Data

Gerald L. Hassell, chairman and chief executive officer and Thomas P. Gibbons, vice chairman and chief financial officer, along with other members of executive management from BNY Mellon, will host a conference call and simultaneous live audio webcast at 8:00 a.m. EDT on April 17, 2013. This conference call and audio webcast will include forward-looking statements and may include other material information.

Persons wishing to access the conference call and audio webcast may do so by dialing (888) 677-5383 (U.S.) and (773) 799-3611 (International), and using the passcode: Earnings, or by logging on to www.bnymellon.com. The Earnings Release, together with the Quarterly Earnings Review and Supplemental Financial Trends, will be available at www.bnymellon.com beginning at approximately 6:30 a.m. EDT on April 17, 2013. Replays of the conference call and audio webcast will be available beginning April 17, 2013 at approximately 2 p.m. EDT through May 1, 2013 by dialing (800) 947-5189 (U.S.) or (203) 369-3554 (International). The archived version of the conference call and audio webcast will also be available at www.bnymellon.com for the same time period.

THE BANK OF NEW YORK MELLON CORPORATION

Financial Highlights

(dollar amounts in millions, except per common amounts and unless otherwise noted; quarterly returns are annualized)	Quarter ended
	March 31, 2013	Dec. 31, 2012	March 31, 2012

Return on common equity (a)	N/M	7.1%	7.4%
Non-GAAP (a)	7.8%	8.2%	8.9%

Return on tangible common equity – Non-GAAP (a)	N/M	18.8%	21.0%
Non-GAAP adjusted (a)	18.5%	19.7%	23.0%

Fee revenue as a percentage of total revenue excluding net securities gains	78%	78%	78%

Annualized fee revenue per employee (based on average headcount) (in thousands)	$229	$227	$233

Percentage of non-U.S. total revenue (b)	35%	36%	37%

Pre-tax operating margin (a)	22%	24%	24%
Non-GAAP (a)	26%	27%	30%

Net interest margin (FTE)	1.11%	1.09%	1.32%

Selected average balances:
Interest-earning assets	$265,754	$270,215	$236,331
Assets of operations	$322,161	$324,601	$289,900
Total assets	$333,664	$335,995	$301,344
Interest-bearing deposits	$147,728	$142,719	$125,438
Noninterest-bearing deposits	$70,337	$79,987	$66,613
Preferred stock	$1,068	$1,066	$—
Total The Bank of New York Mellon Corporation common shareholders’ equity	$34,898	$34,962	$33,718

Average common shares and equivalents outstanding (in thousands):
Basic	1,158,819	1,161,212	1,193,931
Diluted (c)	1,158,819	1,163,753	1,195,558

Period-end data:
Assets under management (in billions) (d)	$1,429 (e)	$1,386	$1,308
Assets under custody and/or administration (in trillions) (f)(g)	$26.3 (e)	$26.3	$25.7
Market value of securities on loan (in billions) (g)(h)	$244	$237	$256

Full-time employees	49,700	49,500	47,800
Book value per common share – GAAP (a)	$29.83	$30.39	$28.51
Tangible book value per common share – Non-GAAP (a)	$12.47	$12.82	$11.17
Cash dividends per common share	$0.13	$0.13	$0.13
Common dividend payout ratio	N/M	25%	25%
Closing stock price per common share	$27.99	$25.70	$24.13
Market capitalization	$32,487	$29,902	$28,780

(a)	See “Supplemental information – Explanation of Non-GAAP financial measures” beginning on page 10 for a calculation of these ratios.
(b)	Includes fee revenue, net interest revenue and income from consolidated investment management funds, net of net income attributable to noncontrolling interests.
(c)	Diluted earnings per share for the three months ended March 31, 2013 was calculated using average basic shares. Adding back the dilutive shares would result in anti-dilution.
(d)	Excludes assets managed in the Investment Services business.
(e)	Preliminary.
(f)	Includes the AUC/A of CIBC Mellon Global Securities Services Company (“CIBC Mellon”), a joint venture with the Canadian Imperial Bank of Commerce, of $1.2 trillion at March 31, 2013, $1.1 trillion at Dec. 31, 2012 and $1.2 trillion at March 31, 2012.
(g)	Reflects revisions, which were not material, for prior periods presented as a result of our previously disclosed reviews of our AUC/A and our process for reporting information. See pages 4-5 of the 2012 Annual Report.
(h)	Represents the total amount of securities on loan managed by the Investment Services business. Excludes securities on loan at CIBC Mellon.
N/M	– Not meaningful.

THE BANK OF NEW YORK MELLON CORPORATION

Condensed Consolidated Income Statement

	Quarter ended
(in millions)	March 31, 2013	Dec. 31, 2012	March 31, 2012
Fee and other revenue
Investment services fees:
Asset servicing	$969	$945	$943
Issuer services	237	215	251
Clearing services	304	294	303
Treasury services	141	141	136
Total investment services fees	1,651	1,595	1,633
Investment management and performance fees	822	853	745
Foreign exchange and other trading revenue	161	139	191
Distribution and servicing	49	52	46
Financing-related fees	41	45	44
Investment and other income	72	116	139
Total fee revenue	2,796	2,800	2,798
Net securities gains	48	50	40
Total fee and other revenue	2,844	2,850	2,838
Operations of consolidated investment management funds
Investment income	146	137	153
Interest of investment management fund note holders	96	95	110
Income from consolidated investment management funds	50	42	43
Net interest revenue
Interest revenue	815	843	912
Interest expense	96	118	147
Net interest revenue	719	725	765
Provision for credit losses	(24)	(61)	5
Net interest revenue after provision for credit losses	743	786	760
Noninterest expense
Staff	1,472	1,457	1,453
Professional, legal and other purchased services	295	322	299
Software and equipment	228	233	205
Net occupancy	163	156	147
Distribution and servicing	106	108	101
Business development	68	88	56
Sub-custodian	64	64	70
Other	307	255	220
Amortization of intangible assets	86	96	96
Merger and integration, litigation and restructuring charges	39	46	109
Total noninterest expense	2,828	2,825	2,756
Income (loss)
Income before income taxes	809	853	885
Provision for income taxes	1,046	207	254
Net income (loss)	(237)	646	631
Net (income) attributable to noncontrolling interests (includes $(16), $(11) and $(11) related to consolidated investment management funds, respectively)	(16)	(11)	(12)
Net income (loss) applicable to shareholders of The Bank of New York Mellon Corporation	(253)	635	619
Preferred stock dividends	(13)	(13)	—
Net income (loss) applicable to common shareholders of The Bank of New York Mellon Corporation	$(266)	$622	$619

Reconciliation of net income (loss) to the net income (loss) applicable to the common shareholders of The Bank of New York Mellon Corporation	Quarter ended
(in millions)	March 31, 2013	Dec. 31, 2012	March 31, 2012
Net income (loss)	$(237)	$646	$631
Net (income) attributable to noncontrolling interests	(16)	(11)	(12)
Net income (loss) applicable to shareholders of The Bank of New York Mellon Corporation	(253)	635	619
Preferred stock dividends	(13)	(13)	—
Net income (loss) applicable to common shareholders of The Bank of New York Mellon Corporation	(266)	622	619
Less: Earnings allocated to participating securities	2	9	8
Change in the excess of redeemable value over the fair value of noncontrolling interests	1	—	(6)
Net income (loss) applicable to the common shareholders of The Bank of New York Mellon Corporation after required adjustments for the calculation of basic and diluted earnings per common share	$(269)	$613	$617

Earnings per share applicable to the common shareholders of The Bank of New York Mellon Corporation	Quarter ended
(in dollars)	March 31, 2013	Dec. 31, 2012	March 31, 2012
Basic	$(0.23)	$0.53	$0.52
Diluted (a)	$(0.23)	$0.53	$0.52

(a)	Diluted earnings per share for the three months ended March 31, 2013 was calculated using average basic shares. Adding back the dilutive shares would result in anti-dilution.

Certain immaterial reclassifications have been made to prior periods to place them on a basis comparable with the current period presentation.

THE BANK OF NEW YORK MELLON CORPORATION

Consolidated Balance Sheet

(dollars in millions, except per share amounts)	March 31, 2013	Dec. 31, 2012
Assets
Cash and due from:
Banks	$4,440	$4,727
Interest-bearing deposits with the Federal Reserve and other central banks	78,125	90,110
Interest-bearing deposits with banks	40,888	43,910
Federal funds sold and securities purchased under resale agreements	7,004	6,593
Securities:
Held-to-maturity (fair value of $11,845 and $8,389)	11,678	8,205
Available-for-sale	94,878	92,619
Total securities	106,556	100,824
Trading assets	12,225	9,378
Loans	49,224	46,629
Allowance for loan losses	(237)	(266)
Net loans	48,987	46,363
Premises and equipment	1,624	1,659
Accrued interest receivable	537	593
Goodwill	17,920	18,075
Intangible assets	4,696	4,809
Other assets	21,704	20,468
Subtotal assets of operations	344,706	347,509
Assets of consolidated investment management funds, at fair value:
Trading assets	10,400	10,961
Other assets	836	520
Subtotal assets of consolidated investment management funds, at fair value	11,236	11,481
Total assets	$355,942	$358,990
Liabilities
Deposits:
Noninterest-bearing (principally U.S. offices)	$80,915	$93,019
Interest-bearing deposits in U.S. offices	54,972	53,826
Interest-bearing deposits in Non-U.S. offices	103,785	99,250
Total deposits	239,672	246,095
Federal funds purchased and securities sold under repurchase agreements	8,602	7,427
Trading liabilities	8,767	8,176
Payables to customers and broker-dealers	14,986	16,095
Commercial paper	78	338
Other borrowed funds	789	1,380
Accrued taxes and other expenses	7,576	7,316
Other liabilities (includes allowance for lending-related commitments of $121 and $121)	9,002	6,010
Long-term debt	19,854	18,530
Subtotal liabilities of operations	309,326	311,367
Liabilities of consolidated investment management funds, at fair value:
Trading liabilities	9,908	10,152
Other liabilities	34	29
Subtotal liabilities of consolidated investment management funds, at fair value	9,942	10,181
Total liabilities	319,268	321,548
Temporary equity
Redeemable noncontrolling interests	178	178
Permanent equity
Preferred stock – par value $0.01 per share; authorized 100,000,000 shares; issued 10,826 and 10,826 shares	1,068	1,068
Common stock – par value $0.01 per share; authorized 3,500,000,000 shares; issued 1,260,549,075 and 1,254,182,209 shares	13	13
Additional paid-in capital	23,688	23,485
Retained earnings	14,202	14,622
Accumulated other comprehensive loss, net of tax	(915)	(643)
Less: Treasury stock of 99,902,366 and 90,691,868 common shares, at cost	(2,366)	(2,114)
Total The Bank of New York Mellon Corporation shareholders’ equity	35,690	36,431
Non-redeemable noncontrolling interests of consolidated investment management funds	806	833
Total permanent equity	36,496	37,264
Total liabilities, temporary equity and permanent equity	$355,942	$358,990

Capital

The following table presents our Basel I Tier 1 common equity generated.

Basel I Tier 1 common equity generation
(in millions)	1Q13	4Q12	1Q12
Net income (loss) applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$(266)	$622	$619
Add: Amortization of intangible assets, net of tax	56	65	61
Gross Basel I Tier 1 common equity generated	(210)	687	680
Less capital deployed:
Dividends	153	154	158
Common stock repurchased	211	170	371
Goodwill and intangible assets related to acquisitions	—	93	—
Total capital deployed	364	417	529
Add: Other	117	145	146
Net Basel I Tier 1 common equity generated (deployed)	$(457)	$415	$297

Supplemental information – Explanation of Non-GAAP financial measures

BNY Mellon has included in this Earnings Release certain Non-GAAP financial measures based upon Tier 1 common equity and tangible common shareholders’ equity. BNY Mellon believes that the ratio of Tier 1 common equity to risk-weighted assets and the ratio of tangible common shareholders’ equity to tangible assets of operations are measures of capital strength that provide additional useful information to investors, supplementing the Tier 1 and Total capital ratios which are utilized by regulatory authorities. The ratio of Basel I Tier 1 common equity to risk-weighted assets excludes preferred stock and trust preferred securities from the numerator of the ratio. Unlike the Basel I Tier 1 and Total capital ratios, the tangible common shareholders’ equity ratio fully incorporates those changes in investment securities valuations which are reflected in total shareholders’ equity. In addition, this ratio is expressed as a percentage of the actual book value of assets, as opposed to a percentage of a risk-based reduced value established in accordance with regulatory requirements, although BNY Mellon in its calculation has excluded certain assets which are given a zero percent risk-weighting for regulatory purposes. Further, BNY Mellon believes that the return on tangible common equity measure, which excludes goodwill and intangible assets net of deferred tax liabilities, is a useful additional measure for investors because it presents a measure of BNY Mellon’s performance in reference to those assets which are productive in generating income. BNY Mellon has provided a measure of tangible book value per share, which it believes provides additional useful information as to the level of such assets in relation to shares of common stock outstanding. BNY Mellon has presented its estimated Basel III Tier 1 common equity ratio on a basis that is representative of how it currently understands the Basel III rules. Management views the Basel III Tier 1 common equity ratio as a key measure in monitoring BNY Mellon’s capital position. Additionally, the presentation of the Basel III Tier 1 common equity ratio allows investors to compare BNY Mellon’s Basel III Tier 1 common equity ratio with estimates presented by other companies.

BNY Mellon has presented revenue measures which exclude the effect of noncontrolling interests related to consolidated investment management funds; expense measures which exclude M&I expenses, litigation charges, restructuring charges and amortization of intangible assets; as well as earnings per share and the provision for income taxes which exclude the charge related to the disallowance of certain foreign tax credits; and investment management fees excluding the impact of the acquisition of Meriten. Return on equity measures and operating margin measures, which exclude some or all of these items, are also presented. BNY Mellon believes that these measures are useful to investors because they permit a focus on period-to-period comparisons which relate to the ability of BNY Mellon to enhance revenues and limit expenses in circumstances where such matters are within BNY Mellon’s control. The excluded items in general relate to certain ongoing charges as a result of prior transactions or where we have incurred charges. M&I expenses primarily relate to the acquisitions of Global Investment Servicing on July 1, 2010 and BHF Asset Servicing GmbH on Aug. 2, 2010. M&I expenses generally continue for approximately three years after the transaction and can vary on a year-to-year basis depending on the stage of the integration. BNY Mellon believes that the exclusion of M&I expenses provides investors with a focus on BNY Mellon’s business as it would appear on a consolidated going-forward basis, after such M&I expenses have ceased. Future periods will not reflect such M&I expenses, and thus may be more easily compared with our current results if M&I expenses are excluded. Litigation charges represent accruals for loss contingencies that are both probable and reasonably estimable, but exclude standard business-related legal fees. Restructuring charges relate to our operational excellence initiatives and migrating positions to global delivery centers. Excluding these charges permits investors to view expenses on a basis consistent with how management views the business.

In this Earnings Release, the net interest margin is presented on an FTE basis. We believe that this presentation provides comparability of amounts arising from both taxable and tax-exempt sources, and is consistent with industry practice. The adjustment to an FTE basis has no impact on net income.

Each of these measures as described above is used by management to monitor financial performance, both on a company-wide and business-level basis.

The following table presents a reconciliation of earnings per common share and net income.

	1Q13
(in millions, except per share amounts)	Earnings per share	Net income (loss) applicable to common shareholders of The Bank of New York Mellon Corporation
GAAP results	$(0.23)	$(266)
Add: Charge related to the disallowance of certain foreign tax credits	0.73	854
Non-GAAP results	$0.50	$588

The following table presents the calculation of the return on common equity and the return on tangible common equity.

	Return on common equity and tangible common equity
	(dollars in millions)	1Q13	4Q12	1Q12
	Net income (loss) applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$(266)	$622	$619
	Add: Amortization of intangible assets, net of tax	56	65	61
	Net income (loss) applicable to common shareholders of The Bank of New York Mellon Corporation excluding amortization of intangible assets – Non-GAAP	(210)	687	680
	Add: M&I, litigation and restructuring charges	24	31	65
	Charge related to the disallowance of certain foreign tax credits	854	—	—
	Net income applicable to common shareholders of The Bank of New York Mellon Corporation excluding amortization of intangible assets, M&I, litigation and restructuring charges and the charge related to the disallowance of certain foreign tax credits – Non-GAAP	$668	$718	$745

	Average common shareholders’ equity	$34,898	$34,962	$33,718
Less:	Average goodwill	17,993	18,046	17,962
	Average intangible assets	4,758	4,860	5,121
Add:	Deferred tax liability – tax deductible goodwill	1,170	1,130	972
	Deferred tax liability – non-tax deductible intangible assets	1,293	1,310	1,428

	Average tangible common shareholders’ equity – Non-GAAP	$14,610	$14,496	$13,035

	Return on common equity – GAAP (a)	N/M	7.1%	7.4%
	Return on common equity excluding amortization of intangible assets, M&I, litigation and restructuring charges and the charge related to the disallowance of certain foreign tax credits – Non-GAAP (a)	7.8%	8.2%	8.9%
	Return on tangible common equity – Non-GAAP (a)	N/M	18.8%	21.0%
	Return on tangible common equity excluding M&I, litigation and restructuring charges and the charge related to the disallowance of certain foreign tax credits – Non-GAAP (a)	18.5%	19.7%	23.0%

(a)	Annualized.

N/M – Not meaningful.

The following table presents the calculation of the pre-tax operating margin ratio.

Pre-tax operating margin (dollars in millions)		1Q13	4Q12	1Q12
Income before income taxes – GAAP		$809	$853	$885
Less:	Net income attributable to noncontrolling interests of consolidated investment management funds	16	11	11
Add:	Amortization of intangible assets	86	96	96
	M&I, litigation and restructuring charges	39	46	109
Income before income taxes excluding net income attributable to noncontrolling interests of consolidated investment management funds, amortization of intangible assets and M&I, litigation and restructuring charges – Non-GAAP		$918	$984	$1,079

Fee and other revenue – GAAP		$2,844	$2,850	$2,838
Income from consolidated investment management funds – GAAP		50	42	43
Net interest revenue – GAAP		719	725	765
Total revenue – GAAP		3,613	3,617	3,646
Less:	Net income attributable to noncontrolling interests of consolidated investment management funds	16	11	11
Total revenue excluding net income attributable to noncontrolling interests of consolidated investment management funds – Non-GAAP		$3,597	$3,606	$3,635

Pre-tax operating margin (a)		22%	24%	24%
Pre-tax operating margin excluding net income attributable to noncontrolling interests of consolidated investment management funds, amortization of intangible assets and M&I, litigation and restructuring charges – Non-GAAP (a)		26%	27%	30%

(a)	Income before taxes divided by total revenue.

The following table presents investment management and performance fees excluding the impact of the Meriten acquisition.

Investment management and performance fees					1Q13 vs.
(dollars in millions)		1Q13	4Q12	1Q12	1Q12	4Q12
Investment management and performance fees		$822	$853	$745	10%	(4)%
Less:	Meriten acquisition	13	13	N/A	N/A	—
Investment management and performance fees excluding the Meriten acquisition		$809	$840	$745	9%	(4)%

N/A – Not applicable.

The following table presents the calculation of the effective tax rate.

Effective tax rate
(dollars in millions)		1Q13
Provision for income taxes		$1,046
Less:	Charge related to the disallowance of certain foreign tax credits	854
Provision for income taxes – Non-GAAP		$192

Income before taxes		$809

Effective tax rate – GAAP		129%
Effective tax rate – Operating basis – Non-GAAP		24%

The following table presents the calculation of the equity to assets ratio and book value per common share.

Equity to assets and book value per common share		March 31,	Dec. 31,	March 31,
(dollars in millions, unless otherwise noted)		2013	2012	2012
BNY Mellon shareholders’ equity at period end – GAAP		$35,690	$36,431	$34,000
Less:	Preferred stock	1,068	1,068	—
BNY Mellon common shareholders’ equity at period end – GAAP		34,622	35,363	34,000
Less:	Goodwill	17,920	18,075	18,002
	Intangible assets	4,696	4,809	5,072
Add:	Deferred tax liability – tax deductible goodwill	1,170	1,130	972
	Deferred tax liability – non-tax deductible intangible assets	1,293	1,310	1,428
Tangible BNY Mellon common shareholders’ equity at period end – Non-GAAP		$14,469	$14,919	$13,326

Total assets at period end – GAAP		$355,942	$358,990	$300,169
Less:	Assets of consolidated investment management funds	11,236	11,481	11,609
Subtotal assets of operations – Non-GAAP		344,706	347,509	288,560
Less:	Goodwill	17,920	18,075	18,002
	Intangible assets	4,696	4,809	5,072
	Cash on deposit with the Federal Reserve and other central banks (a)	78,059	90,040	61,992
Tangible total assets of operations at period end – Non-GAAP		$244,031	$234,585	$203,494

BNY Mellon shareholders’ equity to total assets – GAAP		10.0%	10.1%	11.3%
BNY Mellon common shareholders’ equity to total assets – GAAP		9.7%	9.9%	11.3%
Tangible BNY Mellon common shareholders’ equity to tangible assets of operations – Non-GAAP		5.9%	6.4%	6.5%

Period-end common shares outstanding (in thousands)		1,160,647	1,163,490	1,192,716

Book value per common share		$29.83	$30.39	$28.51
Tangible book value per common share – Non-GAAP		$12.47	$12.82	$11.17

(a)	Assigned a zero percent risk-weighting by the regulators.

The following table presents the calculation of our Basel I Tier 1 common equity ratio – Non-GAAP.

Calculation of Basel I Tier 1 common equity to risk-weighted assets ratio – Non-GAAP (dollars in millions)		March 31, 2013 (a)	Dec. 31, 2012	March 31, 2012
Total Tier 1 capital – Basel I		$16,217	$16,694	$15,695
Less:	Trust preferred securities	603	623	1,669
	Preferred stock	1,068	1,068	—
Total Tier 1 common equity		$14,546	$15,003	$14,026

Total risk-weighted assets – Basel I		$119,427	$111,180	$100,763

Basel I Tier 1 common equity to risk-weighted assets ratio – Non-GAAP		12.2%	13.5%	13.9%

(a)	Preliminary.

The following table presents the calculation of our estimated Basel III Tier 1 common equity ratio.

Estimated Basel III Tier 1 common equity ratio – Non-GAAP (a)		March 31,	Dec. 31,	March 31,
(dollars in millions)		2013 (b)	2012	2012
Total Tier 1 capital – Basel I		$16,217	$16,694	$15,695
Add:	Deferred tax liability – tax deductible intangible assets	78	78	N/A
Less:	Trust preferred securities	603	623	1,669
	Preferred stock	1,068	1,068	—
	Adjustments related to available-for-sale securities and pension liabilities included in accumulated other comprehensive income (c)	78	85	700
	Adjustments related to equity method investments (c)	488	501	571
	Deferred tax assets	52	47	—
	Net pension fund assets (c)	258	249	100
	Other	1	—	(2)
Total estimated Basel III Tier 1 common equity		$13,747	$14,199	$12,657

Total risk-weighted assets – Basel I		$119,427	$111,180	$100,763
Add: Adjustments (d)		26,853	33,104	65,997
Total estimated Basel III risk-weighted assets		$146,280	$144,284	$166,760
Estimated Basel III Tier 1 common equity ratio – Non-GAAP		9.4%	9.8%	7.6%

(a)	The Federal Reserve’s Notices of Proposed Rulemaking (“NPRs”) require the Tier 1 common equity ratio to be the lower of the Standardized Approach or Advanced Approach. At March 31, 2013, this ratio was 9.4% under the Standardized Approach compared with 9.7% under the Advanced Approach. For all periods prepared under the NPRs prior to March 31, 2013, this ratio was higher under the Standardized Approach, and therefore was presented under the Advanced Approach. The estimated Basel III Tier 1 common equity ratio at March 31, 2012 was based on our interpretation of prior Basel III guidance and the proposed market risk rule.
(b)	Preliminary.
(c)	The NPRs and prior Basel III guidance do not add back to capital the adjustment to other comprehensive income that Basel I makes for pension liabilities and available-for-sale securities. Also, under the NPRs and prior Basel III guidance, pension assets recorded on the balance sheet and adjustments related to equity method investments are a deduction from capital.
(d)	Primary differences between risk-weighted assets determined under Basel I compared with the NPRs and prior Basel III guidance include: the determination of credit risk under Basel I uses predetermined risk weights and asset classes and relies in part on the use of external credit ratings, while the NPRs use, in addition to the broader range of predetermined risk weights and asset classes, certain alternatives to external credit ratings. Securitization exposure receives a higher risk-weighting under the NPRs and prior Basel III guidance than Basel I; also, the NPRs and prior Basel III guidance include additional adjustments for operational risk, market risk, counterparty credit risk and equity exposures.

N/A – Not applicable.

Cautionary Statement

The information presented in this Earnings Release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including our estimated capital ratios and preliminary business metrics and statements made regarding our key priorities, operational excellence initiatives, investments in our businesses and the opportunity for us to realize gains in our investment securities portfolio. These statements, which may be expressed in a variety of ways, include the use of future or present tense language. These statements and other forward-looking statements contained in other public disclosures of BNY Mellon which make reference to the cautionary factors described in this Earnings Release, are based upon current beliefs and expectations and are subject to significant risks and uncertainties (some of which are beyond BNY Mellon’s control). Factors that could cause BNY Mellon’s results to differ materially from those described in the forward-looking statements can be found in the risk factors set forth in BNY Mellon’s Annual Report on Form 10-K for the year ended Dec. 31, 2012 and its other filings with the Securities and Exchange Commission. All forward-looking statements in this Earnings Release speak only as of April 17, 2013 and BNY Mellon undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.